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Exhibit 1.2

EXECUTION COPY

$100,000,000

EXCO RESOURCES, INC.

7 1/4% Senior Notes due 2011

PURCHASE AGREEMENT

April 1, 2004

Credit Suisse First Boston LLC
Banc One Capital Markets, Inc.
c/o Credit Suisse First Boston LLC,
     Eleven Madison Avenue,
     New York, N.Y. 10010-3629

Dear Sirs:

        1.    Introductory.    EXCO Resources, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S. $100,000,000 principal amount of its 7 1/4% Senior Notes due 2011 ("Offered Securities") to be issued under an indenture, dated as of January 20, 2004 among the Company, the Subsidiary Guarantors (as defined therein) and Wilmington Trust Company, as Trustee (the "Trustee") (the "Original Indenture"), as supplemented by the First Supplemental Indenture thereto, dated as of January 27, 2004 (the Original Indenture, as supplemented by the First Supplemental Indenture, is referred to herein as the "Indenture"), on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act"). The Offered Securities will be unconditionally guaranteed (the "Guaranties") on a senior unsecured basis by each of the Company's domestic subsidiaries listed on Schedule B hereto (the "Guarantors").

        Concurrently with the consummation of the issue and sale of the Offered Securities set forth in this Agreement, the Company and certain subsidiaries of the Company will enter into an amendment to the amended and restated senior secured credit agreement with Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, and the lenders named therein, and Addison Energy, Inc., an Alberta, Canada corporation ("Addison Energy"), will enter into an amendment to the amended and restated credit agreement with Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada) and JPMorgan Chase Bank, Toronto Branch, as co-syndication agents, and the lenders named therein (both credit agreements with the related guaranties and security documents, as amended, the "Amended Credit Facility").

        The Offered Securities will on the Closing Date (as defined below) be secured on a second-priority basis by certain collateral (the "Collateral") as described in the Offering Document (as defined below) and, as will be more fully described in and pursuant to the Intercreditor Agreement dated as of January 20, 2004 among the Company, certain guarantors, Bank One, NA, as credit agent ("Credit Agent"), and the Trustee (the "Intercreditor Agreement"), the Pledge Agreement between the Company and the Trustee, as collateral agent (in such capacity, the "Collateral Agent"), dated as of January 20, 2004 (the "Pledge Agreement") and, together with the Intercreditor Agreement (the "Security Documents"). The Trustee, the Collateral Agent and each holder of the Offered Securities and the successors and assigns of the foregoing are collectively referred to as the "Secured Parties".

        This Agreement, the Indenture, the Offered Securities, the Exchange Securities (as defined in the Registration Rights Agreement referred to below), the Registration Rights Agreement, the Security Documents and the Amended Credit Facility are sometimes referred to in this Agreement collectively as the "Operative Documents."

        The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, dated as of April 1, 2004 among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement"), for so long as such Offered Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company agrees to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the resale of the Offered Securities under the Securities Act. The Offered Securities and the Exchange Securities are referred to collectively as the "Securities".

        The Company and the Guarantors hereby agree with the Purchasers as follows:

        2.    Representations and Warranties of the Company and the Guarantors.    The Company and the Guarantors represent and warrant to, and agree with, the Purchasers that:

          (a)   A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular") are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b)   The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will conform to the description thereof contained in the Offering Document.

          (c)   The Company has been duly incorporated and is an existing corporation in good standing under the laws of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and the Company's subsidiaries taken as a whole (a "Material Adverse Effect").

          (d)   The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

          (e)   Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company or partnership power and authority, as the case may be, to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) as may arise under the Amended Credit Facility or (iii) pursuant to the Pledge Agreement.

          (f)    The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (g)   The Guaranties of the Offered Securities have been duly authorized, executed and delivered by the Guarantors, and conform in all material respects to the description thereof contained in the Offering Document; when the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guaranties with respect to the Offered Securities will constitute a valid and legally binding obligation of each Guarantor, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (h)   The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (i)    On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company. When the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (j)    On the Closing Date, the Guaranties of the Exchange Securities will be duly authorized by each of the Guarantors; and, when issued, will have been duly executed and delivered by the Guarantors and will conform in all material respects to the description thereof contained in the Offering Document; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guaranties with respect to such Exchange Securities will constitute valid and legally binding obligations of each Guarantor, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (k)   [intentionally omitted]

          (l)    This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each of the Guarantors. Each of the other Operative Documents has been, or as of the Closing Date, will have been, duly authorized, executed and delivered by the Company or the Guarantors, as applicable. The Registration Rights Agreement and each other Operative Document conforms in all material respects to the descriptions thereof contained in the Offering Circular, and each Operative Document (other than this Agreement) constitutes a valid and legally binding obligation of the Company and each of the Guarantors (to the extent a party thereto), enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by U.S. federal or state securities laws or the policies underlying such laws.

          (m)  Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company or any Guarantor or any Purchaser for a brokerage commission, finder's fee or other like payment in respect of the issuance of the Offered Securities.

          (n)   No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or any other Operative Document, in each case, in connection with the consummation of the transactions contemplated herein and therein, except (i) as may be required under the Securities Act, the TIA, the rules and regulations of the Commission thereunder, the securities or "blue sky" laws of the various states or the securities laws of any foreign jurisdiction with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) or (ii) any consent, approval, authorization, filing, notification or other action that either has been, or prior to the Closing Date will be, obtained or made or which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

          (o)   There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties registered pursuant to any registration statement.

          (p)   None of the Company, the Guarantors or any of their respective subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries or their respective property is bound, except in the case of item (ii), where such default would not, individually or in the aggregate, have a Materially Adverse Effect.

          (q)   The execution, delivery and performance of each of the Operative Documents and their compliance with the terms and provisions thereof and the consummation by those parties of the transactions contemplated thereby (including the issuance and sale of the Offered Securities to the Purchasers) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Guarantor or any of their respective subsidiaries or any of their respective properties, (ii) any agreement or instrument to which the Company, any Guarantor or any of their respective subsidiaries is a party or by which the Company, any Guarantor or any of their respective subsidiaries is bound or to which any of the properties of the Company, any Guarantor or any of their respective subsidiaries is subject, or (iii) the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, except in the cases of clauses (i) and (ii) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (r)   Except as disclosed in the Offering Document, the Company, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company, each Guarantor and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (s)   Each of the Company, the Guarantors and their respective subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

          (t)    No labor dispute with the employees of the Company, any Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (u)   Each of the Company, the Guarantors and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, other than intellectual property rights the failure of which to possess would not have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

          (v)   Except as disclosed in the Offering Document, none of the Company, the Guarantors nor any of their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Guarantors is aware of any pending investigation which might lead to such a claim.

          (w)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, the Guarantors or any of their respective subsidiaries or properties that, if determined adversely to the Company, the Guarantors or any or their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Operative Documents; and, to the knowledge of the Company or the Guarantors, no such actions, suits or proceedings are threatened or contemplated.

          (x)   The financial statements included in the Offering Document present fairly in all material respects the financial position of (i) the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("US GAAP"), as appropriate, applied on a consistent basis throughout the periods presented; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (y)   Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event that would reasonably be expected to have a Material Adverse Effect, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company, or the Guarantors on any class of its capital stock.

          (z)   None of the Company or the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and none of the Company or the Guarantors is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

          (aa) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (bb) Assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in Section 4 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the

  Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

          (cc) Except as disclosed in the Offering Document, assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in Section 4 hereof, none of the Company, the Guarantors or any of their respective affiliates (as such term is defined in Rule 144 under the Securities Act), nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representations) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in Section 4 hereof, the Company, the Guarantors, their respective affiliates and any person acting on their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representations) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Company or the Guarantors has entered or will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (dd) None of the Company, the Guarantors or any of their subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          (ee) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantors' retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

          (ff)  [intentionally omitted]

          (gg) [intentionally omitted]

          (hh) [intentionally omitted]

          (ii)   No registration under the Securities Act of the Offered Securities or the Guaranties is required for the sale of the Offered Securities and the Guaranties to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof. For purposes of this Agreement, "Exempt Resales" means the initial resale of Offered Securities by the Purchasers in the manner contemplated herein and in the Offering Document.

          (jj)   [intentionally omitted]

          (kk) The Security Documents are sufficient to grant to the holders of the Offered Securities a valid second-priority lien on the Pledged Securities (as defined in the Pledge Agreement) as of the Closing Date.

          (ll)   Each of the Security Documents has been duly authorized, executed and delivered by the Company and each Guarantor (to the extent a party thereto).

          (mm) Each Security Document constitutes a valid and legally binding obligation of each grantor party thereto, enforceable against such grantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (nn) The Collateral Agent has a valid and perfected second-priority lien upon and security interest in (subject to liens permitted under the Indenture and the Security Documents) all right, title and interest of the applicable pledgor in the Pledged Securities (as defined in the Pledge Agreement) as security for the payment and performance of the Security Obligations (as defined in the Indenture).

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 103.25% of the principal amount thereof plus accrued interest from January 20, 2004 to the Closing Date, less a discount of $946,425, U.S. $100,000,000 principal amount of Offered Securities.

        The Company will deliver to the Purchasers against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one permanent global security in definitive form without interest coupons (the "Restricted Global Securities") which will then be deposited by the Purchasers with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document.

        Payment for the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and reasonably acceptable to CSFB drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP at 10:00 A.M., (New York time), on April 13, 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Restricted Global Securities representing all of the 144A Securities. The Restricted Global Securities will be made available for inspection at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

        4.    Representations by Purchasers; Resale by Purchasers.    (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

        (b)   Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities as part of its distribution at any time only in accordance with Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

        (c)   Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

        (d)   Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

        (e)   Each Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

        5.    Certain Agreements of the Company and the Guarantors.    Each of the Company and the Guarantors jointly and severally agrees with the Purchasers that:

          (a)   The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent, which shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b)   The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. At any time when the Offered Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Company or any Guarantor is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c)   The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or other jurisdiction.

          (d)   During the period prior to the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, the Company will furnish to CSFB and, upon request, to each of the other Purchasers, (i) as soon as available, a copy of each report or other document furnished to the Commission pursuant to Rule 12g3-2(b) under the Exchange Act, and (ii) from time to time, such other information concerning the Company as CSFB may reasonably request, which such other information shall be kept confidential by the Purchaser to the extent so requested by the Company.

          (e)   During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f)    During the period of two years after the Closing Date, none of the Company or the Guarantors will, and none of them will permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g)   During the period of two years after the Closing Date, none of the Company or the Guarantors will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h)   The Company will pay all expenses (together with VAT where applicable) incidental to the performance of the obligations of the Company and the Guarantors under this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers; and (viii) the fees and expenses of the Trustee and Collateral Agent associated with the recording and perfection of security interests pursuant to the Security Documents and the fees of the Collateral Agent under the Security Documents (including the fees and expenses of professional advisors to the Trustee and Collateral Agent). The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (i)    In connection with the offering, until CSFB shall have notified the Company and the Guarantors and the other Purchasers of the completion of the resale of the Offered Securities, none of the Company, the Guarantors, or any of their respective affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities. Upon request from the Company, CSFB agrees to give such notice promptly upon completion of the resale.

          (j)    For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, none of the Company or Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantors and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB (which shall not be unreasonably withheld or delayed), except (i) promissory notes or other debt securities issued or guaranteed in immaterial amounts in the ordinary course of business or (ii) issuances of Exchange Securities pursuant to the Registration Rights Agreement. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

        6.    Conditions of the Obligations of the Purchasers.    The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

          (a)   The Purchasers shall have received a letter, dated the Closing Date, of each of PricewaterhouseCoopers LLP, Ernst & Young LLP and Hausser + Taylor LLP in form reasonably satisfactory to CSFB.

          (b)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantors and their respective subsidiaries taken as one enterprise which, in the reasonable judgment of a majority in interest of the Purchasers including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c)   The Purchasers and the Trustee shall have received an opinion, dated the Closing Date, of Haynes and Boone LLP, counsel for the Company, that:

              (i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of Texas, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions identified by the Company to such counsel in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

             (ii)  Each subsidiary of the Company (other than Addison Energy) has been duly incorporated or formed and is an existing corporation limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate, limited liability company or partnership) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company (other than Addison Energy) is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions identified by the Company to such counsel in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) as may arise under the Amended Credit Facility and (iii) pursuant to the Pledge Agreement.

            (iii)  The Offered Securities have been duly authorized by the Company.

            (iv)  The Indenture has been duly authorized by the Company and each Guarantor. When the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Indenture will have been duly executed and delivered by the Company and each Guarantor.

             (v)  None of the Company or the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act; and none of the Company or the Guarantors is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

            (vi)  The Guaranties of the Offered Securities have been duly authorized, executed and delivered by the Guarantors.

           (vii)  The Guaranties of the Exchange Securities have been duly authorized by the Guarantors.

          (viii)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, in each case, in connection with the consummation of the transactions contemplated therein, except (i) as may be required under the Securities Act, the TIA, the rules and regulations of the Commission thereunder and the securities or "blue sky" laws of the various states or the securities laws of any foreign jurisdiction with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) or (ii) any consent, approval, authorization, filing, notification or other action that either has been or prior to the Closing Date will be obtained or made or which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

            (ix)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, the Guarantors or any of their respective subsidiaries or properties that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Operative Documents; and, to the knowledge of such counsel, no such actions, suits or proceedings are overtly threatened.

             (x)  The execution, delivery and performance of each of the Operative Documents by the Company and the Guarantors (to the extent a party thereto) and their compliance with the terms and provisions thereof and the consummation by those parties of the transactions contemplated thereby (including the issuance and sale of the Offered Socialities to the Purchasers) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Guarantor or any of their respective subsidiaries or any of their respective properties, (ii) any agreement or instrument to which the Company, any Guarantor or any of their respective subsidiaries is a party or by which the Company, any Guarantor or any of their respective subsidiaries is bound or to which any of the properties of the Company, any Guarantor or any of their respective subsidiaries is subject or (iii) the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, except that in the cases of clauses (i) and (ii) for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (xi)  This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each of the Guarantors. Each of the other Operative Documents has been duly authorized, executed and delivered by the Company or the Guarantors, as applicable. The Registration Rights Agreement and each othur Operative Document (other than the Indenture, the Guaranties and the Offered Securities) conforms in all material respects to the descriptions thereof contained in the Offering Circular, and the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company and each of the Guarantors (to the extent a party thereto), enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by U.S. federal or state securities laws or the policies underlying such laws.

           (xii)  [intentionally omitted]

          (xiii)  The Exchange Securities will have been duly authorized by the Company.

          (xiv)  Each of the Security Documents has been, or as of the Closing Date will be, duly authorized, executed and delivered by the Company and each Guarantor (to the extent a paily thereto).

           (xv)  There are no contracts, agreements or understandings between the Company or aiy Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties of the Guarantors registered pursuant to any registration statement.

          (xvi)  The statements made in the Offering Circular under the caption "U.S. Federal Income Tax Consequences to Non-U.S. Holders," insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         (xvii)  No registration under the Securities Act of the Offered Securities or the Guaranties is required for the sale of the Offered Securities and the Guaranties to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof.

        (xviii)  The Collateral Agent has a valid and perfected second-priority lien upon and security interest in (subject to liens permitted under the Indenture and the Security Documents) all right, title and interest of the applicable pledger in the Pledged Securities (as defined in the Pledge Agreement) as security for the payment and performance of the Seciority Obligations (as defined in the Indenture).

          (d)   The Purchasers shall have received a statement, dated the Closing Date, of Haynes and Boone LLP that, although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Offering Circular, such counsel has participated in the preparation of the Offering Circular, including the review and discussion of the contents thereof, and nothing has come to such counsel's attention that has caused them to believe that the Offering Circular, as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such counsel need not express any belief with respect to (i) financial statements and the notes and schedules thereto and (ii) any engineering, financial or statistical data.

          (e)   The Purchasers and the Trustee shall have received an opinion, dated the Closing Date, of Schulte Roth & Zabel LLP, counsel for Cerberus Capital Management, L.P., that:

              (i)  When authorized, delivered and paid for pursuant to this Agreement and the Indenture, the Offered Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms and will conform to the description thereof contained in the Offering Document.

             (ii)  The Indenture and the Guaranties conform in all material respects to the descriptions thereof contained in the Offering Document.

            (iii)  When the Offered Securities are authorized, delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Indenture will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (iv)  The Indenture conforms in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

             (v)  When the Offered Securities have been authorized, issued, executed and authenticated in accordance with the terms of the Purchase Agreement, the Guaranties of the Guarantors will be entitled to the benefits of the Indenture and constitute a valid and legally binding obligation of each Guarantor enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (vi)  The Guaranties of the Exchange Securities by the Guarantors will conform in all material respects to the description thereof contained in the Offering Document; and when the Exchange Securities have been duly authorized, issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guaranties of the Guarantors with respect to such Exchange Securities will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of each Guarantor, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (vii)  The Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (viii)  Each Security Document constitutes a valid and legally binding obligation of each grantor party thereto, enforceable against such grantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (f)    The Purchasers shall have received an opinion, dated the Closing Date, of Richard Miller, General Counsel for the Company, that such counsel has no reason to believe that the Offering Document, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present such, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document.

          (g)   The Purchaser shall have received an opinion, dated the Closing Date, of Blake, Cassels & Graydon LLP, Canadian regulatory counsel for the Company, or other Canadian regulatory counsel reasonably acceptable to CSFB, that:

              (i)  Addison Energy has been duly incorporated and is an existing corporation in good standing under the laws of Canada and the Province of Alberta, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and Addison Energy is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions identified by the Company to such counsel in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

             (ii)  The statements contained in the Offering Document under the headings "Risk Factors—Risks Related to Our Business" and "Business—Applicable Laws and Regulations—Canadian Laws and Regulations" insofar as they purport to constitute summaries of matters of Canadian environmental law and regulations or legal conclusions with respect thereto, constitute accurate summaries or statements of the matters contained therein in all material respects.

          (h)   The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i)    The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have materially complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event that would reasonably be expected to have a Material Adverse Effect except as set forth in the Offering Document or as described in such certificate.

          (j)    [intentionally omitted]

          (k)   [intentionally omitted]

          (l)    On or prior to the Closing Date, a copy of the duly executed Registration Rights Agreement shall have been delivered to CSFB.

          (m)  On or prior to the Closing Date, a copy of each of the duly executed Security Documents shall have been delivered to CSFB.

          (n)   All conditions to closing the Amended Credit Facility shall have been satisfied or waived and the closing of the Amended Credit Facility shall have been consummated or shall be consummated concurrently with the purchase of and payment for the Offered Securities, and on or prior to the Closing Date, a copy of the duly executed Amended Credit Facility shall have been delivered to CSFB.

        The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an optional Closing Date or otherwise.

        7.    Indemnification and Contribution.    (a) The Company and the Guarantors will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company and the Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the any Company's or any Guarantor's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims damages or liabilities arising out of our based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if (1) the Company furnished to the Purchasers sufficient copies of the Offering Circular on a timely basis to permit delivery of the written confirmation of the sale of the Offered Securities to such persons; (2) the person asserting such losses, claims, damages or liabilities purchased Offered Securities from such Purchaser in the initial resale by such Purchaser (each person an "Initial Resale Purchaser") and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser at or prior to the delivery of the written confirmation of such sale; and (3) the Offering Circular would have cured the effect giving rise to such losses, claims, damages or liabilities.

        (b)   Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or a Guarantor (as the case may be) may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or a Guarantor by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or a Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution" the third, ninth, tenth and eleventh paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's or any Guarantor's failure to perform its obligations under Section 5(a) of this Agreement.

        (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

        (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company or the Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

        (e)   The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who control any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

        8.    Default of Purchasers.    If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Company and the Guarantors for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Company and the Guarantors for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company or any Guarantor, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

        In the event of any such default that does not result in a termination of this Agreement, CSFB or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Circular or in any other documents or arrangements.

        9.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company and the Guarantors (to the extent a party hereto) will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10.    Notices.    All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, TX 75251 Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

        11.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company and the Guarantors as if such holders were parties thereto.

        12.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        13.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

        Each of the Company and the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably appoint CT Corporation System, as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Guarantors, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company and the Guarantors in any such suit or proceeding. The Company and the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

        If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,
EXCO RESOURCES, INC.,
by
	Name:	J. Douglas Ramsey
	Title:	Vice President
TAURUS ACQUISITION, INC.,
by
	Name:	J. Douglas Ramsey
	Title:	Vice President
EXCO INVESTMENT I, LLC,
by	/s/ RICHARD L. HODGES
	Name:	Richard L. Hodges
	Title:	Vice President
EXCO INVESTMENT II, LLC,
by
	Name:	J. Douglas Ramsey
	Title:	Vice President
NORTH COAST ENERGY, INC.,
by
	Name:	J. Douglas Ramsey
	Title:	Vice President
NORTH COAST ENERGY EASTERN, INC.,
by
	Name:	J. Douglas Ramsey
	Title:	Vice President
EXCO OPERATING, LP, by EXCO Investment II, LLC, its general partner by
	Name:	J. Douglas Ramsey
	Title:	Vice President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.
Credit Suisse First Boston LLC Acting on behalf of itself and as the Representative of the several Purchasers
By	CREDIT SUISSE FIRST BOSTON LLC
	By	/s/ TIMOTHY PERRY
		Name:	Timothy Perry
		Title:	Director

SCHEDULE A

Initial Purchaser	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$68,680,000
Banc One Capital Markets, Inc.	23,024,000
BNP Paribas Securities Corp.	1,895,000
Comerica Securities, Inc.	2,197,000
Scotia Capital (USA) Inc.	2,102,000
TD Securities (USA) Inc.	2,102,000

Total	$100,000,000

SCHEDULE B

List of Guarantors

Taurus Acquisition, Inc.
EXCO Investment I, LLC
EXCO Investment II, LLC
EXCO Operating, LP
North Coast Energy, Inc.
North Coast Energy Eastern, Inc.

SCHEDULE C

List of Subsidiaries

Addison Energy, Inc.
Taurus Acquisition, Inc.
EXCO Investment I, LLC
EXCO Investment II, LLC
EXCO Operating, LP
North Coast Energy, Inc.
North Coast Energy Eastern, Inc.

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$100,000,000 EXCO RESOURCES, INC. 7 1/4% Senior Notes due 2011 PURCHASE AGREEMENT